Exhibit 99.1
Carter Validus Mission Critical REIT, Inc.
Second Quarter 2019 Results
TAMPA, FL (August 27, 2019) - Carter Validus Mission Critical REIT, Inc., or the Company, a public, non-traded real estate investment trust focused on mission critical healthcare properties, announced operating results for the second quarter ended June 30, 2019.
Quarter Ended June 30, 2019

•	Net loss attributable to common stockholders totaled $0.2 million.

•	Net operating income from continuing operations, or NOI, totaled $18.4 million.

•	Funds from operations, or FFO, attributable to common stockholders equaled $7.1 million.

•	Modified funds from operations, or MFFO, attributable to common stockholders equaled $2.5 million.

•	During the three months ended June 30, 2019, the Company repurchased approximately 1.9 million shares of common stock for approximately $9.9 million, or $5.33 per share.

•
On April 11, 2019, the Company announced it had entered into a definitive agreement to merge with Carter Validus Mission Critical REIT II, Inc., or REIT II. After the Form S-4 Registration Statement was declared effective by the Securities and Exchange Commission ("SEC") on July 16, 2019, the proxy statement was mailed to the Company's stockholders so they may vote. See further discussion in “Merger Transaction” section below.

Michael Seton, Chief Executive Officer and President of the Company, stated, “We believe we have had success in positioning the portfolio to maximize stockholder value, most notably with the re-leasing of our large hospital property in Webster, TX to an affiliate of the University of Texas Medical Branch, which commenced paying rent in July, after a period of rent abatement. These positive factors contributed to our top line revenue growth as compared to the prior year period; however, we experienced a one-time charge this quarter stemming from the settlement of litigation, which resulted in a reduction to our net income this period."
An explanation of FFO, MFFO, NOI and Tenant Reimbursements, as well as reconciliations of such non-GAAP financial measures, which should not be considered alternatives to GAAP measures, to the most directly comparable U.S. GAAP measures, are included at the end of this release.
Financial Results
Quarter Ended June 30, 2019, Compared to Quarter Ended June 30, 2018

•
Net loss attributable to common stockholders was $0.2 million for the quarter ended June 30, 2019, compared to net income attributable to common stockholders of $5.6 million for the quarter ended June 30, 2018.

•
FFO attributable to common stockholders was $7.1 million for the quarter ended June 30, 2019, a decrease of 9.0%, compared to FFO attributable to common stockholders of $7.8 million for the quarter ended June 30, 2018.

•
MFFO attributable to common stockholders was $2.5 million for the quarter ended June 30, 2019, a decrease of 62.1%, compared to MFFO attributable to common stockholders of $6.6 million for the quarter ended June 30, 2018.

The decrease in net income attributable to common stockholders and MFFO during the periods presented above was primarily due to an increase in general and administrative expenses as a result of the Company settling a litigation matter, an increase of legal, professional and directors' fees incurred in connection with the merger transaction, as discussed below, coupled with a gain on the sale of two data center properties during the quarter ended June 30, 2018. The decrease in FFO during the periods presented above was the result of the same factors, except for the gain on sales, which is removed when calculating this metric.
Operating Results
Quarter Ended June 30, 2019, Compared to Quarter Ended June 30, 2018

•	NOI from continuing operations was $18.4 million for the quarter ended June 30, 2019, compared to net operating income of $14.2 million for the quarter ended June 30, 2018.

•	Total revenue from continuing operations was $20.4 million for the quarter ended June 30, 2019, compared to $17.2 million for the quarter ended June 30, 2018.
The increases in NOI and total revenue during the quarter ended June 30, 2019, are primarily the result of the commencement of the lease of a hospital property to an affiliate of the University of Texas Medical Branch on October 22, 2018.
Portfolio Overview
The Company's operating portfolio had a weighted average occupancy of 91.5% as of June 30, 2019, and a weighted average remaining lease term of 11.8 years.
As of June 30, 2019, the Company owned 60 properties, located in 32 markets, comprised of approximately 2.6 million of rentable square feet.
Balance Sheet and Liquidity
As of June 30, 2019, the Company had total principal debt outstanding of $248.7 million, and a net debt leverage ratio, which is the ratio of principal debt outstanding less cash to fair value of real estate, of 19.3%. The Company’s outstanding debt was comprised of 7% debt fixed through the use of an interest rate swap and 93% variable rate debt.
At June 30, 2019, the Company had liquidity of $84.5 million, consisting of $28.2 million in cash and cash equivalents and $56.3 million in borrowing base availability on the unsecured credit facility.

Distributions
During the second quarter of 2019, the Company paid aggregate distributions of $14.5 million ($12.3 million in cash and $2.2 million reinvested in shares of common stock pursuant to the Company's distribution reinvestment plan, or DRIP).
The Company declared weighted average distributions per share of common stock in the amount of $0.08 and $0.10 in the quarters ended June 30, 2019, and 2018, respectively.
Merger Transaction
On April 11, 2019, the Company, along with REIT II, Carter/Validus Operating Partnership, LP, Carter Validus Operating Partnership II, LP, and Lightning Merger Sub, LLC, a wholly owned subsidiary of REIT II, entered into an Agreement and Plan of Merger, subject to approval by the Company's stockholders.
REIT II filed an amended registration statement on Form S-4 (File No. 333-232275), declared effective by the SEC on July 16, 2019, that includes a proxy statement of the Company and also constitutes a prospectus of REIT II. On July 22, 2019, the Company began mailing the proxy statement to the Company's 39,125 stockholders of record as of the close of business on July 11, 2019.
The Special Meeting of Stockholders is scheduled for 10:00 am ET on September 26, 2019. Assuming the Company's stockholders approve the merger, and if the other conditions are satisfied, the merger is expected to close in the second half of 2019.
Suspension of Distribution Reinvestment Plan and Shift to Cash Distributions
In connection with entering into the merger agreement, on April 10, 2019, the Company's board of directors approved the suspension of the DRIP beginning with distributions that accrued in April 2019. All stockholders now receive their monthly distributions in cash.
Third Amended and Restated Share Repurchase Program
In connection with entering into the merger agreement, on April 10, 2019, the Company's board of directors approved the Third Amended and Restated Share Repurchase Program, or the Third A&R SRP, which became effective on May 11, 2019. Pursuant to the Third A&R SRP, the Company is only repurchasing shares of common stock in connection with the death, qualifying disability, or involuntary exigent circumstance (as determined by the Company's board of directors, in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Third A&R SRP. Further, pursuant to the Third A&R SRP, if the Company does not repurchase all of the shares for which repurchase requests were submitted in any quarter, outstanding repurchase requests will not automatically roll over to the subsequent quarter.
Supplemental Information
The Company routinely announces material information to investors and the marketplace using press releases, SEC filings and the Company's website at www.cvmissioncriticalreit.com. The information that the Company posts to its website may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor and review the information that the Company posts on its website, in addition to following the Company's press releases and SEC filings. A glossary of definitions and other supplemental information may be found attached to the Current Report on Form 8-K filed August 27, 2019. A comprehensive listing of the Company's properties is also available at www.cvmissioncriticalreit.com.

About Carter Validus Mission Critical REIT, Inc.
Carter Validus Mission Critical REIT, Inc. is a public, non-traded corporation headquartered in Tampa, Florida, that has elected to be taxed as a real estate investment trust and invests in mission critical healthcare real estate assets located throughout the United States. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws. Investors are able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website (www.sec.gov). In addition, these materials are also available free of charge by accessing the Company’s website (www.cvmissioncriticalreit.com) or by accessing REIT II’s website (www.cvmissioncriticalreitii.com).
Forward-Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability of the Company to obtain stockholder approval of the merger or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management’s attention from the ongoing business operations due to the merger; availability of suitable investment opportunities; changes in interest rates, the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely impact the business of the Company; and other factors, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2018, and subsequent quarterly reports filed on Form 10-Q with the SEC, copies of which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Investor Relations Contact:

Miranda Davidson
IR@cvreit.com

Balance Sheet (amounts in thousands, except share data)

	(Unaudited) June 30, 2019	December 31, 2018
ASSETS
Real estate:
Land	$72,451	$72,700
Buildings and improvements, less accumulated depreciation of $112,894 and $100,897, respectively	796,134	806,637
Total real estate, net	868,585	879,337
Cash and cash equivalents	28,202	43,133
Acquired intangible assets, less accumulated amortization of $25,288 and $23,822, respectively	54,675	59,681
Right-of-use assets - operating leases	16,103	—
Other assets, net	45,905	40,964
Assets of discontinued operations, net	—	401
Total assets	$1,013,470	$1,023,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable, net of deferred financing costs of $65 and $75, respectively	$17,654	$36,214
Credit facility	231,000	190,000
Accounts payable due to affiliates	1,289	1,329
Accounts payable and other liabilities	17,982	16,703
Acquired intangible liabilities, less accumulated amortization of $5,330 and $5,712, respectively	10,920	16,537
Operating lease liabilities	19,808	—
Liabilities of discontinued operations, net	—	13
Total liabilities	298,653	260,796
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 204,769,944 and 203,114,678 shares issued, respectively; 179,208,640 and 183,081,839 shares outstanding, respectively	1,792	1,831
Additional paid-in capital	1,592,381	1,612,969
Accumulated distributions in excess of earnings	(879,133)	(852,505)
Accumulated other comprehensive (loss) income	(223)	425
Total stockholders’ equity	714,817	762,720
Total liabilities and stockholders’ equity	$1,013,470	$1,023,516

Quarterly Income Statement (amounts in thousands, except share data and per share amounts)

	Three Months Ended June 30,
	2019	2018
Revenue:
Rental revenue	$20,373	$17,182
Expenses:
Rental expenses	1,949	2,960
General and administrative expenses	6,112	1,268
Asset management fees	2,400	2,479
Depreciation and amortization	7,304	7,245
Impairment loss on real estate	—	5,831
Loss (gain) on real estate dispositions	3	(218)
Total expenses	17,768	19,565
Income (loss) from operations	2,605	(2,383)
Other expense:
Interest and other expense, net	(2,806)	(2,984)
Provision for loan losses	—	(989)
Total other expense	(2,806)	(3,973)
(Loss) income from continuing operations	(201)	(6,356)
Income from discontinued operations	—	11,950
Net (loss) income	(201)	5,594
Net loss attributable to noncontrolling interests in consolidated partnerships	—	48
Net (loss) income attributable to common stockholders	$(201)	$5,642
Other comprehensive loss:
Unrealized loss on interest rate swaps, net	$(362)	$(212)
Other comprehensive loss	(362)	(212)
Comprehensive (loss) income	(563)	5,382
Comprehensive loss attributable to noncontrolling interests in consolidated partnerships	—	48
Comprehensive (loss) income	$(563)	$5,430
Weighted average number of common shares outstanding:
Basic	179,408,235	181,128,292
Diluted	179,408,235	181,128,292
Net (loss) income per common share attributable to common stockholders:
Basic:
Continuing operations	$—	$(0.04)
Discontinued operations	—	0.07
Net (loss) income attributable to common stockholders	$—	$0.03
Diluted:
Continuing operations	$—	$(0.04)
Discontinued operations	—	0.07
Net (loss) income attributable to common stockholders	$—	$0.03
Distributions declared per common share	$0.08	$0.10

Use of Non-GAAP Information
Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, asset management fees, impairment loss on real estate, (loss) gain on real estate dispositions, interest and other expense, net and provision for loan losses. The Company believes that net operating income serves as a useful supplement to net (loss) income because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies between periods on a consistent basis. Net operating income should not be considered as an alternative to net (loss) income determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, net operating income should be examined in conjunction with net (loss) income as presented in the condensed consolidated financial statements and data included on the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019.
The following is a reconciliation of net (loss) income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to net operating income from continuing operations for the three months ended June 30, 2019, and 2018 (amounts in thousands):

	Three Months Ended June 30,
	2019	2018
Revenue:
Rental revenue	$20,373	$17,182
Expenses:
Rental expenses	1,949	2,960
Net operating income from continuing operations	18,424	14,222

Expenses:
General and administrative expenses	6,112	1,268
Asset management fees	2,400	2,479
Depreciation and amortization	7,304	7,245
Impairment loss on real estate	—	5,831
Loss (gain) on real estate dispositions	3	(218)
Income (loss) from operations	2,605	(2,383)
Other expense:
Interest and other expense, net	(2,806)	(2,984)
Provision for loan losses	—	(989)
(Loss) income from continuing operations	(201)	(6,356)
Income from discontinued operations	—	11,950
Net (loss) income	(201)	5,594
Net loss attributable to noncontrolling interests in consolidated partnerships	—	48
Net (loss) income attributable to common stockholders	$(201)	$5,642
The Company generates almost all of the net operating income from property operations. In order to evaluate the overall portfolio, management analyzes the net operating income of same store properties. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of both calendar periods being compared and excludes properties under development. By evaluating the property net operating income of the same store properties, management is able to monitor the operations of the Company's existing properties for comparable periods to measure the performance of the current portfolio and determine the effects of new acquisitions on net (loss) income.
The following table presents same store and non-same store components of net operating income from continuing operations for the three months ended June 30, 2019, and 2018 (amounts in thousands):

	Three Months Ended June 30,
	2019	2018
Revenue:
Same store rental revenue	$19,513	$16,442
Same store tenant reimbursements	858	722
Non-same store rental revenue and tenant reimbursements	—	16
Other operating income	2	2
Total rental revenue	20,373	17,182
Expenses:
Same store rental expenses	1,939	2,921
Non-same store rental expenses	10	39
Net operating income from continuing operations	$18,424	$14,222
One of the Company’s objectives is to provide cash distributions to its stockholders from cash generated by the Company’s operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO which the Company believes is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
The Company, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which the Company believes provides a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy.
Publicly registered, non-listed REITs, such as the Company, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that publicly registered, non-listed REITs, like the Company, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. Thus, the Company will not continuously purchase real estate assets and intends to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives, or the IPA, has standardized a measure known as modified funds from operations, or MFFO, which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to the Company’s net income as determined under GAAP.
The Company defines MFFO, a non-GAAP measure, consistent with the IPA’s definition in its Practice Guideline: FFO further adjusted for the following items included in the determination of GAAP net income; acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income, and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company's MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, the Company excludes amortization of above and below-market leases, along with the net of right-of-use assets - operating leases amortization and operating lease liabilities accretion, resulting from above- and below- market ground leases, and amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments). The other adjustments included in the IPA’s Practice Guidelines are not applicable to the Company.

The following is a reconciliation of net (loss) income attributable to common stockholders, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended June 30, 2019, and 2018 (amounts in thousands, except share data and per share amounts):

	Three Months Ended June 30,
	2019	2018
Net (loss) income attributable to common stockholders	$(201)	$5,642
Adjustments:
Depreciation and amortization	7,304	7,245
Impairment loss on real estate	—	5,831
Gain on real estate dispositions from discontinued operations	—	(10,666)
Loss (gain) on real estate dispositions from continuing operations	3	(218)
FFO attributable to common stockholders	$7,106	$7,834
Adjustments:
Amortization of intangible assets and liabilities (1)	(148)	(223)
Amortization of operating leases	29	—
Straight-line rent (2)	(4,470)	(1,175)
Loss on debt extinguishment	—	207
MFFO attributable to common stockholders	$2,517	$6,643
Weighted average common shares outstanding - basic	179,408,235	181,128,292
Weighted average common shares outstanding - diluted	179,408,235	181,128,292
Weighted average common shares outstanding - diluted for FFO	179,430,784	181,146,292
Net (loss) income per common share - basic	$—	$0.03
Net (loss) income per common share - diluted	$—	$0.03
FFO per common share - basic	$0.04	$0.04
FFO per common share - diluted	$0.04	$0.04

(1)
Under GAAP, certain intangibles are accounted for at cost and reviewed for impairment, However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges related to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(2)
Under GAAP, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays, if applicable). This may result in income recognition that is significantly different than the underlying contract terms. By adjusting for the change in straight-line rent receivable, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns with our analysis of operating performance.